Exhibit 99.1

Marine Products Corporation Announces

Regular Quarterly Cash Dividend

ATLANTA, January 28, 2026 - Marine Products Corporation (NYSE: MPX) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.14 per share payable March 10, 2026 to common stockholders of record at the close of business on February 10, 2026.

About Marine Products Corporation

Marine Products Corporation is a leading manufacturer of high-quality fiberglass boats under the brand names Chaparral and Robalo.  Chaparral’s sterndrive models include SSi Sportboats, SSX Luxury Sportboats, and the SURF Series.  Chaparral’s outboard offerings include OSX Luxury Sportboats and SSi Outboard Bowriders. Robalo builds an array of outboard sport fishing models, which include Center Consoles, Dual Consoles and Cayman Bay Boats. For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

For information about Marine Products Corporation or this event, please contact:

Joshua Large

Vice President, Corporate Finance and Investor Relations

(404) 321-2152

jlarge@marineproductscorp.com

Michael L. Schmit

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com